As filed with the Securities and Exchange Commission on August 7, 2012

Registration Statement No. 333-170866

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

POST-EFFECTIVE AMENDMENT NO. 5

TO

REGISTRATION STATEMENT

UNDER

SCHEDULE B

OF

THE SECURITIES ACT OF 1933

KOREA FINANCE CORPORATION

(Name of Registrant)

THE REPUBLIC OF KOREA

(Name of Co-Signatory)

Names and Addresses of Authorized Representatives:

Duly Authorized Representatives in the United States of Korea Finance Corporation In Joo Kim or Joo Yung Sung The Korea Development Bank 320 Park Avenue, 32nd Floor New York, New York 10022	Duly Authorized Representative in the United States of The Republic of Korea Byeong Sun Song 335 East 45th Street New York, New York 10017

Copies to:

Jinduk Han, Esq.

Cleary Gottlieb Steen & Hamilton LLP

39th Floor, Bank of China Tower

One Garden Road

Hong Kong

The securities registered hereby will be offered on a delayed or continuous basis pursuant to the procedures set forth in Securities Act Release Nos. 33-6240 and 33-6424.

This Post-Effective Amendment No. 5 is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, as amended (the “Securities Act”).

EXPLANATORY NOTE

This Post-Effective Amendment No.5 to the Registrant’s Registration Statement under Schedule B (File No. 333-170866), declared effective by the Securities and Exchange Commission on June 27, 2012, is being filed solely for the purpose of filing Exhibit B-2 to such Registration Statement pursuant to Rule 462(d) under the Securities Act. No changes or additions are being made hereby to the Prospectus which forms a part of such Registration Statement.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 11. Estimated Expenses.*

It is estimated that our expenses in connection with the sale of the debt securities and warrants registered hereunder, exclusive of compensation payable to underwriters and agents, will be as follows:

SEC Registration Fee	US$	356,500
Printing Costs		60,000
Legal Fees and Expenses		500,000
Fiscal Agent, Paying Agent, Transfer Agent and Registrar Fees and Expenses		20,000
Blue Sky Fees and Expenses		30,000
Rating Agencies’ Fees		165,000
Listing and Listing Agent Fees and Expenses		75,000
Miscellaneous (including amounts to be paid to underwriters in lieu of reimbursement of certain expenses)		600,000

Total	US$	1,806,500

*	Based on three underwritten offerings of the debt securities.

UNDERTAKINGS

The Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

(b)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser;

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

CONTENTS

This Registration Statement is comprised of:

(1) Facing Sheet.

(2) Explanatory Note.

(3) Part II, consisting of pages II-1 to II-9.

(4) The following Exhibits:

A	-	Underwriting Agreement Standard Terms, including form of Terms Agreement.**

B-1	-	Fiscal Agency Agreement, dated as of September 20, 2010, between Korea Finance Corporation and Citibank, N.A., as Fiscal Agent, including form of Debt Securities.**

B-2	-	Form of Global Debt Security that bears interest at a fixed rate.

C	-	Form of Warrant Agreement, including form of Warrants.*

D-1	-	Consent of the President of Korea Finance Corporation (included on page II-4).

D-2	-	Power of Attorney of the President of Korea Finance Corporation.**

E-1	-	Consent of the Minister of Strategy and Finance of The Republic of Korea (included on Page II-5).

E-2	-	Power of Attorney of the Minister of Strategy and Finance of The Republic of Korea (incorporated by reference to Exhibit D-2 to Korea Finance Corporation’s Registration Statement under Schedule B filed on September 3, 2010 (No. 333-169211)).

F	-	Consent of Ernst & Young Han Young.**

G-1	-	Letter appointing Authorized Agents of Korea Finance Corporation in the United States.**

G-2	-	Letter appointing Authorized Agents of The Republic of Korea in the United States (included in Exhibit E-2).

H	-	The Korea Finance Corporation Act (English Translation) (incorporated by reference to Exhibit G to Korea Finance Corporation’s Registration Statement under Schedule B filed on September 3, 2010 (No. 333-169211)).

I	-	The Enforcement Decree of the Korea Finance Corporation Act (English Translation) (incorporated by reference to Exhibit H to Korea Finance Corporation’s Registration Statement under Schedule B filed on September 3, 2010 (No. 333-169211)).

J	-	The Articles of Incorporation of Korea Finance Corporation (English Translation) (incorporated by reference to Exhibit I to Korea Finance Corporation’s Registration Statement under Schedule B filed on September 3, 2010 (No. 333-169211)).

K-1	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, 39th Floor, Bank of China Tower, One Garden Road, Hong Kong, United States counsel to Korea Finance Corporation, in respect of the legality of the Debt Securities (with or without Warrants).**

K-2	-	Opinion (including consent) of Kim & Chang, Seyang Building, 223 Naeja-dong, Jongro-gu, Seoul, Korea, Korean counsel to Korea Finance Corporation, in respect of the legality of the Debt Securities (with or without Warrants).**

*	May be filed by amendment.
**	Previously filed.

SIGNATURE OF KOREA FINANCE CORPORATION

Pursuant to the requirements of the Securities Act of 1933, as amended, Korea Finance Corporation has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Seoul, Korea, on the 7th day of August, 2012.

KOREA FINANCE CORPORATION

By:	YOUNG-WOOK CHIN*†
President

†By:	/S/ YOUNG CHEOL SHIN
Young Cheol Shin
(Attorney-in-fact)

*	Consent is hereby given to use of his name in connection with the information specified in this Registration Statement or amendment thereto to have been supplied by him and stated on his authority.

SIGNATURE OF THE REPUBLIC OF KOREA

Pursuant to the requirements of the Securities Act of 1933, as amended, The Republic of Korea has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, New York, on the 7th day of August, 2012.

THE REPUBLIC OF KOREA

By:	JAE-WAN BAHK*†
Minister of Strategy and Finance

†By:	/S/ BYEONG SUN SONG
Byeong Sun Song
(Attorney-in-fact)

*	Consent is hereby given to use of his name in connection with the information specified in this Registration Statement or amendment thereto to have been supplied by him and stated on his authority.

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF KOREA FINANCE CORPORATION

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of Korea Finance Corporation, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 7th day of August, 2012.

†By:	/S/ JOO YUNG SUNG
Joo Yung Sung

New York Branch
The Korea Development Bank

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF KOREA FINANCE CORPORATION

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of Korea Finance Corporation, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 7th day of August, 2012.

†By	/S/ JONG KUG YOON
Jong Kug Yoon

New York Branch The Korea Development Bank

SIGNATURE OF AUTHORIZED REPRESENTATIVE

OF THE REPUBLIC OF KOREA

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative in the United States of The Republic of Korea, has signed this Registration Statement or amendment thereto in The City of New York, New York, on the 7th day of August, 2012.

†By:	/S/ BYEONG SUN SONG
Byeong Sun Song

Financial Attaché Korean Consulate General in New York

EXHIBIT INDEX

A	-	Underwriting Agreement Standard Terms, including form of Terms Agreement.**

B-1	-	Fiscal Agency Agreement, dated as of September 20, 2010, between Korea Finance Corporation and Citibank, N.A., as Fiscal Agent, including form of Debt Securities.**

B-2	-	Form of Global Debt Security that bears interest at a fixed rate.

C	-	Form of Warrant Agreement, including form of Warrants.*

D-1	-	Consent of the President of Korea Finance Corporation (included on page II-4).

D-2	-	Power of Attorney of the President of Korea Finance Corporation.**

E-1	-	Consent of the Minister of Strategy and Finance of The Republic of Korea (included on Page II-5).

E-2	-	Power of Attorney of the Minister of Strategy and Finance of The Republic of Korea (incorporated by reference to Exhibit D-2 to Korea Finance Corporation’s Registration Statement under Schedule B filed on September 3, 2010 (No. 333-169211)).

F	-	Consent of Ernst & Young Han Young.**

G-1	-	Letter appointing Authorized Agents of Korea Finance Corporation in the United States.**

G-2	-	Letter appointing Authorized Agents of The Republic of Korea in the United States (included in Exhibit E-2).

H	-	The Korea Finance Corporation Act (English Translation) (incorporated by reference to Exhibit G to Korea Finance Corporation’s Registration Statement under Schedule B filed on September 3, 2010 (No. 333-169211)).

I	-	The Enforcement Decree of the Korea Finance Corporation Act (English Translation) (incorporated by reference to Exhibit H to Korea Finance Corporation’s Registration Statement under Schedule B filed on September 3, 2010 (No. 333-169211)).

J	-	The Articles of Incorporation of Korea Finance Corporation (English Translation) (incorporated by reference to Exhibit I to Korea Finance Corporation’s Registration Statement under Schedule B filed on September 3, 2010 (No. 333-169211)).

K-1	-	Opinion (including consent) of Cleary Gottlieb Steen & Hamilton LLP, 39th Floor, Bank of China Tower, One Garden Road, Hong Kong, United States counsel to Korea Finance Corporation, in respect of the legality of the Debt Securities (with or without Warrants).**

K-2	-	Opinion (including consent) of Kim & Chang, Seyang Building, 223 Naeja-dong, Jongro-gu, Seoul, Korea, Korean counsel to Korea Finance Corporation, in respect of the legality of the Debt Securities (with or without Warrants). **

*	May be filed by amendment.
**	Previously filed.